EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


Board of Directors and Shareholders
Jaguar Investments
Scottsdale, AZ 85251

We hereby consent to the use of our audit report dated March 12, 2001 for the year ended December 31, 2000 which is incorporated by reference in this Form S-8 of Jaguar Investments, Inc. and to all references to our firm in this Form S-8.


/s/ HJ & Associates, LLC
Salt Lake City, Utah
June 4, 2001







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                          INDEPENDENT AUDITORS' REPORT


Jaguar Investments, Inc.
(A Development Stage Company)
Salt Lake City, Utah

We have audited the accompanying balance sheet of Jaguar Investments, Inc. (a development stage company) as of December 31, 2000 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2000 and 1999 and from inception on October 28, 1987 through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Jaguar Investments, Inc. ( a development stage company) as of December 31, 2000 and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999 and from inception on October 28, 1987 through December 31, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is a development stage company with no significant operating results to date, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.



HJ & Associates, LLC
Salt Lake City, Utah
March 12, 2001